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                                                                    Exhibit 4.2f


                                UBS AMERICAS INC.
                             (as successor by merger
                          to Paine Webber Group Inc.),



                                UBS AG, GUARANTOR


                                       AND


             CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, TRUSTEE




                          FIFTH SUPPLEMENTAL INDENTURE


                          Dated: as of December 22, 2000



                           Supplemental to Indenture,
                           dated as of March 15, 1988,

                                 as amended by,
                          First Supplemental Indenture,
                         dated as of September 22, 1989,

                         Second Supplemental Indenture,
                           dated as of March 22, 1991,

                          Third Supplemental Indenture,
                       dated as of November 30, 1993, and

                         Fourth Supplemental Indenture,
                          dated as of November 3, 2000

                                   relating to
                          Subordinated Debt Securities
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                  FIFTH SUPPLEMENTAL INDENTURE, dated as of December 22, 2000, among UBS AMERICAS INC. (as successor by merger to Paine Webber Group Inc.), a Delaware corporation (the "Company"), UBS AG, a Swiss banking corporation ("the Guarantor"), and CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Trustee").

                             RECITALS OF THE COMPANY

                  Pursuant to the Fourth Supplemental Indenture, dated as of November 3, 2000 between Paine Webber Group Inc. ("PaineWebber") and the Company, the Company succeeded to the obligations of PaineWebber under the Indenture, dated as of March 15, 1988, between PaineWebber and the Trustee, as supplemented by The First Supplemental Indenture dated as of September 22, 1989, the Second Supplemental Indenture dated as of March 22, 1991, the Third Supplemental Indenture, dated as of November 30, 1993, and the Fourth Supplemental Indenture, dated as of November 3, 2000 (as amended by such Supplemental Indentures, the "Subordinated Indenture"), pursuant to which PaineWebber issued its outstanding unsecured debentures, notes or other evidences of indebtedness of the Company (the "Outstanding Subordinated Notes").

                  The Company has requested the Trustee and the Guarantor to join with it in the execution and delivery of this fifth supplemental indenture (the "Fifth Supplemental Indenture") in order to supplement and amend the Subordinated Indenture, by amending and adding certain provisions thereof, to permit the Company to accept the guarantee of the Guarantor of certain of the Company's obligations.

                  The Company is a wholly owned subsidiary of the Guarantor, and the Guarantor wishes to guarantee, on a subordinated basis, the Company's obligations pursuant to the Subordinated Indenture and the Outstanding Subordinated Notes.
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                  The Company has authorized the execution and delivery of this
Fifth Supplemental Indenture by a Board Resolution, as defined in the Subordinated Indenture.

                  The Guarantor has authorized the execution and delivery of this Fifth Supplemental Indenture by a resolution of or under the authority of its board of directors.

                  Section 901 of the Subordinated Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee, without the consent of any Holders of the Outstanding Subordinated Notes, to make any provisions with respect to matters or questions arising under the Subordinated Indenture, provided such action does not adversely affect the interests of the Holders of Outstanding Subordinated Notes of any series in any material respect.

                  The Company has determined that the execution and delivery of this Fifth Supplemental Indenture by the Company, the Guarantor and the Trustee complies with said Section 901 and does not require the consent of any Holder of the Outstanding Subordinated Notes.

                  At the request of the Trustee, the Company has furnished the Trustee with an Opinion of Counsel complying with the requirements of Section 903 of the Subordinated Indenture, stating, among other things, that the execution of this Fifth Supplemental Indenture is authorized or permitted by the Subordinated Indenture, and an Officers' Certificate and Opinion of Counsel complying with the requirements of Section 102 of the Subordinated Indenture, and has delivered to the Trustee a Board Resolution as required by Section 901 of the Subordinated Indenture authorizing the execution by the Company of this Fifth Supplement Indenture and its delivery by the Company to the Trustee.

                  All conditions and requirements necessary to make this Fifth Supplemental Indenture a valid agreement of the Company, in accordance with the terms of the Subordinated


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Indenture, and a valid amendment of and supplement to the Subordinated Indenture have been done.

                  NOW THEREFORE, the Company, the Guarantor and the Trustee hereby agree as follows:

I.  Amendments to the Subordinated Indenture

                  1. Section 101 of the Subordinated Indenture is hereby amended by the insertion of the following definitions in the appropriate alphabetical order:

                           "Existing Pari Passu Obligations" means the obligations of the Guarantor under the 7 3/4% Subordinated Debentures due 2026, the 7% Subordinated Debentures due October 15, 2015, the
         6 3/4% Subordinated Notes due July 15, 2005, the 7 3/8% Subordinated Debentures due July 15, 2015, and the 7 1/2% Subordinated Debentures due July 15, 2025, and any other indebtedness or liability that, in accordance with its terms, ranks pari passu with any of the foregoing obligations.

                           "Existing Junior Subordinated Obligations" means (i) the obligations of the Guarantor under (x) the Amended and Restated Limited Liability Company Agreement of UBS Preferred Funding Company LLC I dated as of October 3, 2000, (y) the Subordinated Guarantee Agreement dated as of October 3, 2000 by the Guarantor, Wilmington Trust Company, as trustee, and Wilmington Trust Company, as trustee, for the benefit of holders from time to time of Company Preferred Securities (as defined therein) of UBS Preferred Funding Company LLC I, and (z) the 8.622% Perpetual Subordinated Notes issued by the Guarantor; and (ii) the obligations of the Guarantor pursuant to the guarantee dated as of - 2000 of the obligations of the Company under
         (A) the outstanding unsecured debentures issued under the Indenture dated as of December 9, 1996 between the Company and The Chase Manhattan Bank, a New York banking corporation, as trustee, as supplemented by the First Supplemental Indenture dated as of December 9,

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         1996, the Second Supplemental Indenture dated as of March 14, 1997, and the Third Supplemental Indenture dated as of November 3, 2000, (B) the Guarantee Agreement of PWG Capital Trust I dated as of December 9, 1996 between the Company, as guarantor, and The Chase Manhattan Bank, a New York banking corporation, as guarantee trustee, (C) the Amended and Restated Declaration of Trust of PWG Capital Trust I dated and effective as of December 9, 1996 (the "Trust I Declaration") by the trustees named therein, the Company and the holders from time to time of undivided beneficial interests in the assets of PWG Capital Trust I issued pursuant to the Trust I Declaration, (D) the Guarantee Agreement of PWG Capital Trust II dated as of March 14, 1997 between the Company, as guarantor, and The Chase Manhattan Bank, a New York banking corporation, as guarantee trustee, and (E) the Amended and Restated Declaration of Trust of PWG Capital Trust II (the "Trust II Declaration"), dated and effective as of March 14, 1997, by the trustees named therein, the Company and the holders from time to time of undivided beneficial interests in the assets of PWG Capital Trust II issued pursuant to the Trust II Declaration.

                           "Guarantor" means UBS AG, a Swiss banking corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Guarantor" shall mean such successor Person.

                           "Guarantor Order" means a written order signed in the name of the Guarantor by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                           "Guarantee" means the Guarantor's unconditional guarantee, on a subordinated basis, of the payment of the Securities, as provided in Article Three-A.


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                  2. The definition of "Officer's Certificate" in Section 101 of the Subordinated Indenture is hereby amended and restated in its entirety as follows:

                           "Officers' Certificate" means, (i) with respect to the Company, a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President, and by the Treasurer, the Controller, the Secretary or any Assistant Treasurer, Assistant Controller or Assistant Secretary, of the Company, and delivered to the Trustee; and (ii) with respect to the Guarantor, a certificate signed by two persons authorized to bind the Guarantor. Each such Officers' Certificate shall contain the statements provided in Section 102, if applicable.

                  3. The definition of "Opinion of Counsel" in Section 101 of the Subordinated Indenture is hereby amended and restated in its entirety as follows:

                           "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Company or the Guarantor and who shall be acceptable to the Trustee. Each Opinion of Counsel shall contain the statements provided in Section 102, if applicable.

                  4. The Subordinated Indenture is hereby amended by the insertion of the following Article Three-A after the existing Article Three:

                                 ARTICLE THREE-A

                                  The Guarantee

Section 301-A.  Unconditional Guarantee; Subordination.

                  For value received, the Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, for the benefit of the Holders of the Securities, all the obligations of the


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Company under the Indenture and the Securities, including the due and punctual payment of the principal of (and premium, if any) and interest on the Securities (including any additional interest or other amounts payable in accordance with the terms of the Securities) together with any other amount as may be owed from time to time by the Company under the Indenture where, when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption or otherwise in accordance with the terms of the Securities. The Guarantor hereby waives presentment, demand for payment, protest and acceptance of this guarantee and all notices to any person (whether of nonpayment, dishonor, protest, extension of credit to the debtor or of other matters referred to in the Indenture, or otherwise) with respect to the Securities or the Indenture or any other related agreement or instrument. If the Company fails punctually to pay any such principal (and premium, if any) or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity or by declaration of acceleration, or otherwise, and as if such payment were made by the Company.

                  The Guarantor hereby agrees that this guarantee is an absolute, present and continuing guarantee of payment and not of collectability and that its obligations hereunder shall be unconditional, irrespective of the validity, legality or enforceability of the Securities or the Indenture, the absence of any action to enforce the same or to collect from the Company, any waiver or consent by the Holder of the Securities with respect to the provisions thereof, and the recovery of any judgment against the Company or any action to enforce the same or any other circumstance that might otherwise result in a legal or equitable discharge or defense of a guarantor.

                  The Guarantor shall be subrogated to all rights of the Holders of any Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of

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subrogation until the principal of and interest on all Securities issued hereunder shall have been paid in full.

                  This guarantee shall bind the Guarantor and its successors and assigns. This guarantee constitutes a direct, unconditional and unsecured obligation of the Guarantor. The obligations of the Guarantor hereunder will be subordinated in right of payment to the prior payment in full of the deposit liabilities of the Guarantor and all other liabilities of the Guarantor (including all deposit liabilities and other liabilities of the head office and all offices of the Guarantor wherever located), except (i) any liabilities which by their terms rank pari passu with or are subordinated to the obligations of the Guarantor under this guarantee; (ii) any Existing Pari Passu Obligations;
(iii) any liabilities which by their terms rank pari passu with or are subordinated to liabilities which by their terms rank pari passu with or are subordinated to the obligations of the Guarantor under this guarantee or any Existing Pari Passu Obligations; and (iv) any Existing Junior Subordinated Obligations. For the avoidance of doubt, (A) the obligations of the Guarantor hereunder will rank pari passu with any Existing Pari Passu Obligations and any liabilities which by their terms rank pari passu with this guarantee or any Existing Pari Passu Obligations; and (B) the obligations of the Guarantor hereunder will be senior to any Existing Junior Subordinated Obligations and any liabilities which by their terms are subordinated to the obligations of the Guarantor under this guarantee or under any Existing Pari Passu Obligations.

                  5. Section 502 of the Subordinated Indenture is hereby amended by inserting the words "or the Guarantor" after the word "Company" in subparagraph (1) thereof.

                  6. Section 503 of the Subordinated Indenture is hereby amended by inserting a comma and then the words "the Guarantor" in the penultimate paragraph following the word "Company" the second and third times the word "Company" appears.


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                  7. Section 504 of the Subordinated Indenture is hereby amended by (i) inserting a comma and then the words "the Guarantor" in the first paragraph the first and second times the word "Company" appears, in each case following the word "Company" and (ii) inserting the words "or the Guarantor" the third time the word "Company" appears, following the word "Company".

                  8. Section 515 of the Subordinated Indenture is hereby amended by inserting the words "and the Guarantor each" following the word "Company" in each case where the word "Company" appears.

                  9. Section 607 of the Subordinated Indenture is hereby amended by (i) inserting the words "and the Guarantor" following the word "Company" in the first line thereof, (ii) replacing the word "agrees" with the word "agree" in the first line thereof, and (iii) inserting the words "and the Guarantor" following the word "Company" in the final paragraph thereof.

                  10. The Subordinated Indenture is hereby amended by the insertion of the following paragraphs at the end of Article Eight:

Section 803.      Guarantor May Consolidate, Etc., Only on Certain Terms.

                  The Guarantor shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Guarantor shall not permit any Person to consolidate with or merge into the Guarantor or convey, transfer or lease its properties and assets substantially as an entirety to the Guarantor, unless:

                  (1) in case the Guarantor shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or

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         which leases, the properties and assets of the Guarantor substantially as an entirety shall be a corporation, partnership or trust, shall be organized and existing under the laws of Switzerland or any other country, or any state or subdivision thereof or therein, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of the Guarantee and the performance of every covenant of this Indenture on the part of the Guarantor to be performed or observed;

                  (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                  (3) if a supplemental indenture is required in connection with such transaction, the Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 804. Successor Substituted.

                  Upon any consolidation of the Guarantor with, or merger by the Guarantor into, any other corporation or any conveyance, transfer or lease of the properties and assets of the Guarantor substantially as an entirety in accordance with Section 803, the successor corporation formed by such consolidation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every

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right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Guarantee.

                  11. Section 901 of the Subordinated Indenture is hereby amended by inserting the words "or the Guarantor" after the word "Company" in subparagraph (1) thereof in each case where the word "Company" appears.

                  12. The penultimate paragraph of Section 1003 of the Subordinated Indenture is hereby amended by (i) inserting the words "or the Guarantor" after the words "The Company" at the beginning of such paragraph, and
(ii) inserting the words "or Guarantor Order, as the case may be" after the words "Company Order."

                  13. Ratification and Confirmation. As amended and modified by this Fifth Supplemental Indenture, the Subordinated Indenture is in all respects ratified and confirmed and the Subordinated Indenture and this Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                  14. Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts and all said counterparts executed and delivered each as an original shall constitute but one and the same instrument.

                  15. Trustee's Duties, Responsibilities and Liabilities. The recitals contained herein shall be taken as the statements of the Company and the Guarantor, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representation as to the validity of this Fifth Supplemental Indenture. The Trustee assumes no duties, responsibilities or liabilities by reason of this Fifth Supplemental Indenture other than as set forth in the Subordinated Indenture, and this Fifth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of its acceptance of the trust

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under the Subordinated Indenture, as fully as if said terms and conditions were herein set forth at length.


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                  IN WITNESS WHEREOF, the parties hereto have caused this Fifth
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, as of the day and year first above written.

                                     UBS AMERICAS INC.
                                     (as successor by merger to
                                     Paine Webber Group Inc.)


                                     By:
                                              -------------------------
                                              Name:
                                              Title:
ATTEST:


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Name:
Title:


                                     UBS AG



                                     By:
                                              -------------------------
                                              Name:
                                              Title:

ATTEST:



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Name:
Title:

                                     CHASE MANHATTAN BANK USA, N.A.



                                     By:
                                              -------------------------
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                                                       Name:
                                                       Title

ATTEST:


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Name:
Title: